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                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             Buckeye Partners, L.P.
                             ----------------------
                (Name of Registrant as Specified in its Charter)


                             Buckeye Partners, L.P.
                             ---------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per exchange Act Rules 14a-6(i)(4) and 0-11.

   1)  Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:

       -----------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       -----------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:

       -----------------------------------------------------------------------

   5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid: ______________________________________
   2)  Form, Schedule or Registration Statement No.: ________________
   3)  Filing Party: ________________________________________________
   4)  Date Filed: __________________________________________________
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BUCKEYE PARTNERS, L.P.
P.O. Box 368
Emmaus, PA  18049-0368


                                 July 21, 1997

                             AN IMPORTANT REMINDER
                             ---------------------

Dear Unitholders:

     Proxy material for the Special Meeting of Unitholders of Buckeye Partners, L.P. was sent to you recently. The proxy relates to management's proposal to restructure the Company's Employee Stock Ownership Plan (the "ESOP").

     According to our records, your proxy for this important meeting, which will be held on Monday, August 11, 1997, has not yet been received. Regardless of the number of units you may own, it is important that they be represented.

     Since the time remaining is short, we urge you to sign, date and mail the enclosed proxy promptly.

     If the proposals described in the proxy statement are approved by the Unitholders, the Board of Directors of the General Partner will increase the annual rate of cash distributions paid to Unitholders from $3.00 to $3.52 per LP Unit. Based upon this, and other factors described in detail in the proxy statement, a Special Committee of the Board, acting on behalf of Unitholders, and the Board of Directors of the General Partner unanimously recommends that Unitholders vote FOR the ESOP restructuring.

     Failure to vote by proxy or in person at the Special Meeting scheduled for August 11, 1997, will have the same effect as a vote against the ESOP restructuring.

     Your interest and participation in the affairs of your company are sincerely appreciated. If you have questions or need additional proxy materials, please call D.F. King & Co., Inc. at (800) 628-8509.

                                          Sincerely,

                                          A.W. Martinelli

                                          Chairman and Chief Executive Officer
                                          Buckeye Management Company,
                                          as General Partner